EXHIBIT INDEX

EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 18, 2001 relating to the financial statements, which appears in Caterpillar Inc.'s Annual Report on Form 10-K for the year ended December 31, 2000. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PRICEWATERHOUSECOOPERS LLP

Peoria, Illinois
October 10, 2001